United States

Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Volatility Shares Trust
(Exact name of registrant as specified in its charter)
Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2000 PGA Blvd Suite 4400 Palm Beach Gardens, Florida	33408
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, no par value per share of Volatility Premium Plus ETF (formerly -1x Short VIX Mid-Term Futures Strategy ETF)	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-263619

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, with no par value per share (the “Shares”), of the Volatility Premium Plus ETF (formerly -1x Short VIX Mid-Term Futures Strategy ETF) (the “Fund”), a series of the Volatility Shares Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by Cboe BZX Exchange, Inc. A description of the Shares is contained in the Fund’s preliminary prospectus, which is a part of Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A (Registration Nos. 333-263619 and 811-23785), filed with the Securities and Exchange Commission on or about September 23, 2024. Such description is incorporated by reference herei

Item 2.	Exhibits

1.       Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-263619) filed on December 5, 2022.

2.       Registrant’s Certificate of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-263619) filed on December 5, 2022.

4.       By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-263619) filed on December 5, 2022.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Volatility Shares Trust

By:	/s/ Justin Young
Justin Young
Chief Executive Officer, President

November 21, 2024

Exhibit 1

Fund	I.R.S. Employer Identification No.
Volatility Premium Plus ETF (formerly -1x Short VIX Mid-Term Futures Strategy ETF)	92-2544569